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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated Ocober 25, 2000, relating to the financial statements and financial highlights which appears in the September 30, 2000 Annual Report to Shareholders of the Strong Schafer Value Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Shareholder Reports", "Financial Statements" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
January 31, 2001